Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the registration Statement on Form S-1 for Vertical Branding, Inc. and subsidiaries of our report dated April 10, 2008 on our audit of the consolidated financial statements of Vertical Branding, Inc. and subsidiaries for the year ended December 31, 2007 in the Annual Report on Form

10-KSB for the year ended December 31, 2007.   We also consent to the use of our name as it appears under the caption “Experts”.

/s/ Holtz Rubenstein Reminick LLP
Holtz Rubenstein Reminick LLP

Melville, New York
April 14, 2008